                                                                   EXHIBIT 10.38







================================================================================

                             NOTE PURCHASE AGREEMENT

                            (VARIABLE FUNDING NOTE),


                           dated as of June 30, 2004,


                                      among


                                PAGE FUNDING LLC
                                   as Issuer,


                       CONSUMER PORTFOLIO SERVICES, INC.,
                                  as Servicer,


                        UBS REAL ESTATE SECURITIES INC.,
                                as Note Purchaser


================================================================================


                                TABLE OF CONTENTS

                                                                                   PAGE

ARTICLE I DEFINITIONS............................................................... 2

         SECTION 1.01      Definitions...............................................2

ARTICLE II PURCHASE AND SALE OF THE NOTE.............................................2

         SECTION 2.01      The Initial Note Purchase.................................2

         SECTION 2.02      Advances................................................. 2

         SECTION 2.03      Advance Procedures........................................2

         SECTION 2.04      The Note .................................................3

         SECTION 2.05      Commitment Term...........................................3

ARTICLE III INTEREST AND FEES........................................................3

         SECTION 3.01      Interest..................................................3

         SECTION 3.02      Fees......................................................3

         SECTION 3.03      Increased Costs, etc......................................4

         SECTION 3.04      Increased Capital Costs...................................4

         SECTION 3.05      Taxes.....................................................5

ARTICLE IV OTHER PAYMENT TERMS.......................................................6

         SECTION 4.01      Time and Method of Payment................................6

ARTICLE V REPRESENTATIONS AND WARRANTIES.............................................6

         SECTION 5.01      The Issuer................................................6

         SECTION 5.02      Servicer..................................................9

         SECTION 5.03      Note Purchaser...........................................11

ARTICLE VI CONDITIONS...............................................................12

         SECTION 6.01      Conditions to Purchase...................................12

         SECTION 6.02      Conditions to Initial Advance............................12

         SECTION 6.03      Conditions to Each Advance...............................13

ARTICLE VII COVENANTS...............................................................15

         SECTION 7.01      Covenants................................................15

ARTICLE VIII MISCELLANEOUS PROVISIONS...............................................15

         SECTION 8.01      Amendments...............................................15

         SECTION 8.02      No Waiver; Remedies......................................16

         SECTION 8.03      Binding on Successors and Assigns........................16

                                      -i-

         SECTION 8.04      Survival of Agreement....................................17

         SECTION 8.05      Payment of Costs and Expenses; Indemnification...........17

         SECTION 8.06      Characterization as Basic Document; Entire Agreement.....19

         SECTION 8.07      Notices..................................................19

         SECTION 8.08      Severability of Provisions...............................19

         SECTION 8.09      Tax Characterization.....................................19

         SECTION 8.10      Limited Recourse.........................................19

         SECTION 8.11      Governing Law............................................20

         SECTION 8.12      Jurisdiction.............................................20

         SECTION 8.13      Waiver of Jury Trial.....................................20

         SECTION 8.14      Counterparts.............................................20

         SECTION 8.15      Issuer Obligation........................................20

                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT, dated as of June 30, 2004 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "AGREEMENT"), is made among PAGE FUNDING LLC, a Delaware limited liability company (the "ISSUER"), CONSUMER PORTFOLIO SERVICES, INC., a California corporation ("CPS" or the "SERVICER"), and UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as Note Purchaser (in such capacity, together with any successors in such capacity, the "NOTE PURCHASER").

                                   BACKGROUND

                  1. Contemporaneously with the execution and delivery of this Agreement, the Issuer, the Note Purchaser and Wells Fargo Bank, National Association, a national banking association, as trustee (together with its successors in trust thereunder as provided in the Indenture referred to below, the "TRUSTEE"), are entering into the Indenture, of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "INDENTURE"), pursuant to which the Issuer will issue the Variable Funding Note (the "NOTE").

                  2. The security for the Note will include retail installment sale contracts (the "RECEIVABLES") secured by the new and used automobiles, vans, minivans and light trucks financed thereby. The Receivables will be serviced by CPS. The Note will be secured by the Receivables, which will be pledged by the Issuer to the Trustee from time to time pursuant to the Indenture. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement (as defined below) or the Indenture, as applicable.

                  3. The Issuer will acquire a pool of Receivables (the "INITIAL RECEIVABLES") from CPS pursuant to a Sale and Servicing Agreement, dated as of June 30, 2004 (such date, the "INITIAL CUTOFF DATE" and such agreement, the "SALE AND SERVICING AGREEMENT"), among the Issuer, as purchaser, CPS, as seller and servicer (in such capacities, the "SELLER" and the "SERVICER," respectively), and the Trustee. The Issuer will in turn pledge the Initial Receivables to the Trustee pursuant to the Indenture. From time to time prior to the Facility Termination Date pursuant to the Sale and Servicing Agreement, the Seller will sell, and the Issuer will purchase, additional pools of Receivables (the "ADDITIONAL RECEIVABLES" and, together with the Initial Receivables, the "RECEIVABLES") secured by the new and used automobiles, vans, minivans and light trucks financed thereby, which Additional Receivables will be described in the schedules to one or more assignments by the Seller to the Issuer (each, an "ASSIGNMENT") dated as of the cutoff date specified therein (such date, a "CUTOFF DATE" and each date of transfer, a "FUNDING DATE"). The Issuer will in turn pledge the Additional Receivables to the Trustee pursuant to the Indenture.

                  4. The Issuer wishes to issue the Note in favor of the Note Purchaser and obtain the agreement of the Note Purchaser to make loans from time to time (each, an "ADVANCE") for the purchase of Invested Amounts, all of which Advances (including the Initial Advance) will constitute Advances, and all of which Advances (including the Initial Advance) will be evidenced by the Note purchased in connection herewith. Subject to the terms and conditions of this Agreement, the Note Purchaser is willing to make Advances from time to time to fund purchases of Invested Amounts in an aggregate outstanding amount up to the Maximum Invested Amount until the commencement of the Amortization Period. CPS has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Servicer for the benefit of the Note Purchaser.

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Annex A to the Sale and Servicing Agreement. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                                   ARTICLE II
                          PURCHASE AND SALE OF THE NOTE

         SECTION 2.01 THE INITIAL NOTE PURCHASE. On the terms and conditions set forth in the Indenture, the Sale and Servicing Agreement and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Issuer shall issue and cause the Trustee to authenticate and deliver to the Note Purchaser the Note on the Closing Date. Such Note shall be dated the Closing Date, registered in the name of the Note Purchaser, and duly authenticated in accordance with the provisions of the Indenture.

         SECTION 2.02 ADVANCES. Upon the Issuer's request, delivered in accordance with the provisions of SECTION 2.03, and the satisfaction of all conditions precedent thereto, subject to the terms and conditions of this Agreement, the Indenture and the Sale and Servicing Agreement, the Note Purchaser shall make Advances from time to time during the Term; provided that no Advance shall be required or permitted to be made on any date if, after giving effect to such Advance, (a) the Invested Amount would exceed the Maximum Invested Amount or (b) a Borrowing Base Deficiency exists or would exist. Subject to the terms of this Agreement and the Indenture, the aggregate principal amount of the Advances outstanding may be increased or decreased from time to time.

         SECTION 2.03 ADVANCE PROCEDURES. Whenever the Issuer wishes the Note Purchaser to make an Advance, the Issuer shall (or shall cause the Servicer to) notify the Note Purchaser by written notice, with an electronic copy of such notice sent to the Note Purchaser, substantially in the form of EXHIBIT B hereto (each such request, an "ADVANCE REQUEST"), delivered to the Note Purchaser no later than two Business Days prior to the proposed Funding Date. Each such

Advance Request shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Advance to be made on such date. The Note Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. New York City time on the proposed Funding Date) notify the Issuer whether the Note Purchaser has determined to make the requested Advance. On the Funding Date, subject to the other conditions set forth herein, in the Indenture, and in the Sale and Servicing Agreement, the Note Purchaser shall make available to the Issuer the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to an account designated by CPS no later than 4:00 p.m. (New York time) on the date of such Advance.

         SECTION 2.04 THE NOTE. On each date an Advance is funded under the Note pursuant to the Indenture and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Note Purchaser shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. The Issuer hereby authorizes each duly authorized officer, employee and agent of the Note Purchaser to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be PRIMA FACIE evidence of the accuracy of the information so recorded and shall be binding on the Issuer absent manifest error; provided, however, that in the event of a discrepancy between the books and records of the Note Purchaser and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by the Note Purchaser and the Trustee.

         SECTION 2.05 COMMITMENT TERM. The "TERM" of the Commitment hereunder shall be for a period commencing on the Closing Date and ending on the Facility Termination Date, or such later date as the Note Purchaser and the Issuer may agree to in writing, in their sole and absolute discretion.

                                   ARTICLE III
                                INTEREST AND FEES

         SECTION 3.01 INTEREST. Each Advance funded or maintained by the Note Purchaser during any Interest Period shall bear interest at the Note Interest Rate.

                  (a) Interest on Advances shall be due and payable on each Settlement Date in accordance with the provisions of the Sale and Servicing Agreement.

                  (b) All computations of interest at the Note Interest Rate shall be made on the basis of a year of 360 days and the actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed.

         SECTION 3.02 FEES.

                  (a) On June 30, 2004, the Issuer and the Servicer shall jointly and severally pay or cause to be paid to the Note Purchaser a structuring fee equal to the product of (x) 0.50% and (y) the Maximum Invested Amount, along with the Note Purchaser's reasonable out-of-pocket expenses, including its legal fees, in accordance with and subject to Section 8.05.

                  (b) On each Settlement Date on or prior to the Facility Termination Date, the Issuer and the Servicer shall jointly and severally pay or cause to be paid to the Note Purchaser a facility fee equal to (i) the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360 and (y) 0.25% and (ii) the difference between (a) the Maximum Invested Amount and (b) the daily average outstanding Invested Amount (the "UNUSED FACILITY FEE") during the related Interest Period.

         SECTION 3.03 INCREASED COSTS, ETC. The Issuer agrees to reimburse the Note Purchaser for an increase in the cost of, or any reduction in the amount of any sum receivable by the Note Purchaser, including reductions in the rate of return on the Note Purchaser's capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation reinterpretation or phase-in, in each case, after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by SECTIONS 3.04 and 3.05, respectively. Each such demand shall be provided to the Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Note Purchaser for such increased cost or reduced amount or return. Such additional amounts shall be payable by the Issuer to the Note Purchaser within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Issuer.

         SECTION 3.04 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, in each case after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by the Note Purchaser or any Person controlling the Note Purchaser and the Note Purchaser reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its commitment or the Advances made by the Note Purchaser is reduced to a level below that which the Note Purchaser or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by the Note Purchaser to the Issuer, the Issuer shall pay to the Note Purchaser an incremental commitment fee sufficient to compensate the Note Purchaser or such controlling Person for such reduction in rate of return. A statement of the Note Purchaser as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Issuer; and PROVIDED, FURTHER, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this SECTION 3.04 prior to such initial payment. In determining such additional amount, the Note Purchaser may use any method of averaging and attribution that it shall reasonably deem applicable so long as it applies such method to other similar transactions.

         SECTION 3.05 TAXES. All payments by the Issuer of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of the Note Purchaser, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction in which the Note Purchaser is organized or is operating or any political subdivision thereof (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Issuer hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Issuer will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Note Purchaser or its agent an official receipt or other documentation evidencing such payment to such authority; and

                  (c) pay to the Note Purchaser or its agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the Note Purchaser will equal the full amount the Note Purchaser would have received had no such withholding or deduction been required.

                  Moreover, if any Taxes are directly asserted against the Note Purchaser with respect to any payment received by the Note Purchaser or its agent, the Note Purchaser or such agent may pay such Taxes and the Issuer will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Note Purchaser would have received had not such Taxes been asserted. The Note Purchaser shall make all reasonable efforts to avoid the imposition of any Taxes which would give rise to an additional payment under this SECTION 3.05.

                  If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Note Purchaser or its agent the required receipts or other required documentary evidence, the Issuer shall indemnify the Note Purchaser and its agent, if any, for any incremental Taxes, interest or penalties that may become payable by the Note Purchaser or its agent as a result of any such failure. For purposes of this SECTION 3.05, a distribution hereunder by the agent for the Note Purchaser shall be deemed a payment by the Issuer.

                  Upon the request of the Issuer, the Note Purchaser, if it is organized under the laws of a jurisdiction other than the United States, shall, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, execute and deliver to the Issuer on or about the first scheduled payment date in each calendar year thereafter, one or more (as the Issuer may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to the Note Purchaser is exempt from withholding or deduction of Taxes. The Issuer shall not, however, be required to pay any increased amount under this SECTION 3.05 to the Note Purchaser if the Note Purchaser fails to comply with the requirements set forth in this paragraph.

                                   ARTICLE IV
                               OTHER PAYMENT TERMS

         SECTION 4.01 TIME AND METHOD OF PAYMENT. All amounts payable to the Note Purchaser hereunder or with respect to the Note shall be made by wire transfer of immediately available funds in Dollars not later than 5:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01 THE ISSUER. The Issuer represents and warrants to the Note Purchaser that each of its representations and warranties in the Indenture and the other Basic Documents is true and correct, as of the date hereof as if made on and as of the date hereof and as of and after giving effect to the making of each Advance as if made on and as of the making of each Advance and as if set forth in full herein, and further represents and warrants to such parties, as of the date hereof and as of and after giving effect to the making of each Advance, that:

                  (a) The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and the Issuer has full power and authority (corporate and other) necessary to offer, sell and deliver the Note and to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the other Basic Documents and, with respect to the Issuer, to cause the Trustee to authorize and issue the Note from time to time as contemplated by this Agreement and the Indenture;

                  (b) this Agreement and the Note have been duly authorized, executed and delivered by the Issuer, and constitute the legal, valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their terms;

                  (c) neither the Issuer nor, to the best of the Issuer's knowledge after due inquiry, anyone acting on the Issuer's behalf, has offered, pledged, sold or otherwise disposed of the Note or any interest therein or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note or any interest therein or otherwise approached or negotiated with respect to the Note or any interest therein, with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Note under the Securities Act, or which would render the disposition of any Note in violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of the Issuer under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Issuer act, nor has the Issuer authorized or will it authorize any person to act, in such a manner with respect to the Note. Until the earlier to occur of (i) the Facility Termination Date or
(ii) the date on which the Note Purchaser no longer holds the Note, the Issuer will not sell, transfer, assign or pledge the Note to any Person other than the Note Purchaser;

                  (d) the execution and delivery of this Agreement, the Issuer's delivery of the Note and the acceptance by the Note Purchaser of the Note will not involve any prohibited transaction within the meaning of the Employee Retirement Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                  (e) the Issuer is not required, and will not be required to register as an "investment company" under the Investment Company Act, and the Issuer is not controlled by an "investment company" as defined in the Investment Company Act;

                  (f) the Issuer is not in violation of its limited liability company agreement or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default would be materially adverse to it, to the Receivables or to any of the transactions contemplated hereby. Neither the issuance and sale of the Note, nor the execution, delivery and performance by the Issuer of this Agreement or any Basic Document to which it is a party, nor the consummation by the Issuer of any of the transactions contemplated hereby or by any Basic Document, nor compliance by the Issuer with the provisions hereof or thereof, does or will conflict with or result in a breach or violation of any term or provision of the certificate of formation (or other document of similar import) of the Issuer or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Issuer is a party or by which either of them is bound or to which any of the properties of the Issuer is subject, the effect of which conflict, breach, violation, acceleration or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby or any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer, the effect of which conflict, breach, violation or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument to which it is a party, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or could reasonably be expected to materially and adversely affect, (i) the ability of the Issuer to perform its obligations under this Agreement or any Basic Document or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer;

                  (g) there are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer after due inquiry, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Basic Document or the Note, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) that, if determined adversely to the Issuer, could reasonably, either individually or in the aggregate, be expected to materially and adversely affect the Receivables or the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its obligations under, this Agreement, any Basic Document or the Note or (iv) seeking to affect adversely the federal income tax attributes of the Note;

                  (h) immediately prior to the pledge of the Initial Receivables by the Issuer to the Trustee as contemplated by the Indenture, the Issuer (i) had good title to, and was the sole owner of, each Initial Receivable and the other property purported to be pledged by it pursuant to the Indenture free and clear of any Lien and (ii) had not assigned to any person any of its right, title or interest in such Initial Receivables or property.

                  (i) immediately prior to each pledge of Additional Receivables by the Issuer to the Trustee as contemplated by the Indenture, the Issuer (i) will have good title to, and will be the sole owner of, each Receivable and the other property purported to be pledged by it pursuant to the Indenture free and clear of any Lien and (ii) will not have assigned to any person any of its right, title or interest in such Receivables or property.

                  (j) no Funding Termination Event, or event which, with the giving of notice or the passage of time or both would constitute a Funding Termination Event, has occurred and is continuing;

                  (k) assuming the Note Purchaser is not purchasing the Note with a view toward further distribution and that the Note Purchaser has not engaged in any general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Note in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Indenture is not required to be qualified under the Trust Indenture Act;

                  (l) the Issuer has furnished to the Note Purchaser true, accurate and (except as otherwise consented by the Note Purchaser) complete copies of all other Basic Documents to which it is a party as of the Closing Date, all of which Basic Documents are in full force and effect as of the Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date; and

                  (m) the Note purchased by the Note Purchaser hereunder will be entitled to the benefit of the security provided in the Indenture.

         SECTION 5.02 SERVICER. The Servicer represents and warrants to the Note Purchaser, as of the date hereof and as of and after giving effect to the making of each Advance, that:

                  (a) the Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and the Servicer has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the other Basic Documents;

                  (b) the Servicer is not in violation of its certificate of incorporation or by-laws, respectively, or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default would be materially adverse to it, to the Receivables or to any of the transactions contemplated hereby. Neither the issuance and sale of the Note, nor the execution, delivery and performance by the Servicer of this Agreement or any Basic Document to which it is a party, nor the consummation by the Servicer of any of the transactions contemplated hereby or by any Basic Document, nor compliance by the Servicer with the provisions hereof or thereof, does or will conflict with or result in a breach or violation of any term or provision of the certificate of incorporation or by-laws (or other document of similar import) of the Servicer or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which either of them is bound or to which any of the properties of the Servicer is subject, the effect of which conflict, breach, violation, acceleration or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer, the effect of which conflict, breach, violation or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby. The Servicer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument to which it is a party, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or could reasonably be expected to materially and adversely affect, (i) the ability of the Servicer to perform its obligations under this Agreement or any Basic Document or (ii) the business, operations, financial condition, properties, assets or prospects of the Servicer;

                  (c) there are no actions or proceedings against, or investigations of, the Servicer pending, or, to the knowledge of the Servicer, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Basic Document or the Note, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any Basic Document,
(iii) that, if determined adversely to the Servicer, could reasonably be expected to materially and adversely affect the Receivables or the business, operations, financial condition, properties, assets or prospects of the Servicer or the validity or enforceability of, or the performance by the Servicer of its obligations under, this Agreement, any Basic Document or the Note or (iv) seeking to affect adversely the federal income tax attributes of the Note;

                  (d) each representation and warranty made by it in each Basic Document to which it is a party (including any representations and warranties made by it as Servicer) is true and correct as of the date originally made, as of the date hereof as if made on and as of the date hereof and as of and after giving effect to the making of each Advance as if made on and as of the making of each Advance as if set forth in full herein;

                  (e) the audited consolidated balance sheet of the Servicer and its consolidated subsidiaries as of December 31, 2003 and the related statements of income, changes in stockholders equity and cash flow as of and for the fiscal year ending on such date and the unaudited consolidated balance sheet of the Servicer and its consolidated subsidiaries as of March 31, 2004, and the related statements of income, changes in stockholders equity and cash flow as of and for the quarter ending on such date (including in each case the schedules and notes thereto) (collectively, the "FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP and present fairly the financial position of the Servicer and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items;

                  (f) neither the Servicer nor, to the best of the Servicer's knowledge after due inquiry, anyone acting on the Servicer's behalf, has offered, transferred, pledged, sold or otherwise disposed of the Note or any interest therein, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note or any interest therein or otherwise approached or negotiated, with respect to the Note or any interest therein, with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Note under the Securities Act, or which would render the disposition of any Note in violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of the Servicer under the Investment Company Act, nor will the Servicer act, nor has the Servicer authorized or will it authorize any person to act, in such a manner with respect to the Note. Until the earlier to occur of (i) the Facility Termination Date or (ii) the date on which the Note Purchaser no longer holds the Note, the Servicer will not sell, transfer, assign or pledge the Note to any Person other than the Note Purchaser;

                  (g) the representations and warranties made by the Seller in
Section 3.1 of the Sale and Servicing Agreement are true and correct with respect to each Additional Receivable; and

                  (h) the information set forth in the Borrowing Base Certificate is true and correct in all material respects.

                  Additionally, the Servicer makes all representations set forth in Section 9.1 of the Sale and Servicing Agreement to the Note Purchaser, as if set forth in full herein; provided that all references in Section 9.1 thereof to this Agreement shall be deemed to refer to this Note Purchase Agreement.

         SECTION 5.03 NOTE PURCHASER. The Note Purchaser represents and warrants to the Issuer and the Servicer, as of the date hereof (or as of a subsequent date on which a successor or assign of the Note Purchaser shall become a party hereto), that:

                  (a) it has had an opportunity to discuss the Issuer's and the Servicer's business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Issuer and the Servicer and their respective representatives;

                  (b) it is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Note;

                  (c) it is purchasing the Note for its own account, or for the account of one or more "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in SUBSECTION (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                  (d) it understands that the Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Issuer is not required to register the Note, and that any transfer must comply with provisions of SECTION 2.3 of the Indenture;

                  (e) it understands that the Note will bear the legend set out in the form of Note attached as EXHIBIT A-1 to the Indenture and be subject to the restrictions on transfer described in such legend;

                  (f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Note;

                  (g) it understands that the Note may be offered, resold, pledged or otherwise transferred with the Issuer's prior written consent only
(A) to the Issuer, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

                  (h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Note as described in clause (B), (C) or (D) of the preceding paragraph, the transferee of the Note will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Indenture, reasonably satisfactory in form and substance to the applicable seller, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. The Note Purchaser understands that the registrar and transfer agent for the Note will not be required to accept for registration of transfer the Note acquired by it, except upon presentation of an executed letter in the form required by the Indenture;

                  (i) it will obtain from any purchaser of the Note substantially the same representations and warranties contained in the foregoing paragraphs; and

                  (j) this Agreement has been duly and validly authorized, executed and delivered by the Note Purchaser and constitutes a legal, valid, binding obligation of the Note Purchaser, enforceable against the Note Purchaser in accordance with its terms.

                                   ARTICLE VI
                                   CONDITIONS

         SECTION 6.01 CONDITIONS TO PURCHASE. The Note Purchaser will have no obligation to purchase the Note hereunder unless:

                  (a) each of the Basic Documents shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated by the Basic Documents shall have been obtained and shall be in full force and effect;

                  (b) at the time of such issuance, all conditions to the issuance of the Note under the Indenture and under SECTION 2.1(b) of the Sale and Servicing Agreement shall have been satisfied and all conditions to each Advance, including the initial Advance, set forth under SECTIONS 6.02 and 6.03 hereof have been satisfied;

                  (c) the Note Purchaser shall have received a duly executed, authorized and authenticated Note registered in its name and stating that the principal amount thereof shall not exceed the Maximum Invested Amount;

                  (d) the Issuer shall have paid all fees required to be paid by it on the Closing Date, including all fees required under Section 8.05(a) hereof; and

                  (e) the Note purchased by the Note Purchaser hereunder shall be entitled to the benefit of the security provided in the Indenture and shall constitute the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

         SECTION 6.02 CONDITIONS TO INITIAL ADVANCE. The obligation of the Note Purchaser to fund the initial Advance hereunder shall be subject to the receipt by the Note Purchaser of the following items, each in form and substance reasonably satisfactory to the Note Purchaser:

                  (a) a duly executed and delivered counterpart of each Basic Document, each such document being in full force and effect;

                  (b) certified copies of charter documents and resolutions of the Board of Directors of each of the Issuer and the Servicer authorizing or ratifying the execution, delivery and performance, respectively, of all Basic Documents to which it is a party;

                  (c) a certificate of the Secretary or an Assistant Secretary of the Issuer and the Servicer, as applicable, certifying the names of its officer or officers authorized to sign all transaction documents to which it is a party;

                  (d) a certificate of a senior officer of the Servicer to the effect that the representations and warranties of the Servicer in this Agreement and the Sale and Servicing Agreement are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance;

                  (e) customary legal opinions (including opinions relating to true sale, non-consolidation, UCC and enforceability matters);

                  (f) evidence of completion of UCC filings and search reports;

                  (g) rating letters from each Rating Agency confirming a rating of at least BBB- (in the case of S&P) and Baa3 (in the case of Moody's) with respect to the Note;

                  (h) payment of Note Purchaser's reasonable out-of-pocket fees and expenses in accordance with Section 8.05(a) hereof; and

                  (i) such other documents and opinions as the Note Purchaser may reasonably request.

         SECTION 6.03 CONDITIONS TO EACH ADVANCE. The obligation of the Note Purchaser to fund, any Advance on any day (including the Initial Advance) shall be subject to the conditions precedent that on the date of the Advance, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                  (a) the Facility Termination Date shall not have occurred or will not occur as a result of making such Advance and no breach of the Sale and Servicing Agreement exists or will exist;

                  (b) no later than two (2) Business Days prior to the requested Funding Date, the Note Purchaser shall have received a properly completed Borrowing Base Certificate from the Servicer in the form of EXHIBIT A hereto;

                  (c) no later than one (1) Business Day prior to the requested Funding Date, the Note Purchaser shall have received a properly completed and executed Advance Request pursuant to SECTION 2.03 hereof;

                  (d) the Servicer shall have delivered to the Note Purchaser the Servicer's Certificate for the immediately preceding Accrual Period pursuant to Section 4.9 of the Sale and Servicing Agreement;

                  (e) such Advance is in an amount not less than $2,000,000;

                  (f) such Advance will not cause there to be more than two Advances in a calendar week;

                  (g) after giving effect to such Advance, the Invested Amount of the Note will not exceed the Maximum Invested Amount;

                  (h) the representations and warranties made by the Servicer and the Issuer in the Basic Documents are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance;

                  (i) the Trustee shall (in accordance with the procedures contemplated in SECTION 3.4 of the Sale and Servicing Agreement) have confirmed receipt of the related Receivable File for each Eligible Receivable included in the Borrowing Base calculation and shall have delivered to the Noteholder a copy of a Trust Receipt with respect to the Receivable Files related to the Related Receivables to be purchased on such Funding Date;

                  (j) the amount on deposit in the Reserve Account shall equal or exceed the Required Reserve Account Amount, taking into account the application of the proceeds of the proposed Advance on such date;

                  (k) after giving effect to such Advance, the Borrowing Base Deficiency shall be equal to zero;

                  (l) the Net Spread for the Eligible Receivables shall not be less than 9.0%;

                  (m) the Issuer and the Hedge Counterparty shall have entered into a Hedge Agreement in connection with the payment of interest and fees under the Note, in form and substance reasonably satisfactory to the Note Purchaser, provided that the Rating Agency Condition shall have been satisfied with respect to any Hedge Agreements other than interest rate cap agreements; and

                  (n) all limitations specified in SECTION 2.02 of this Agreement and in SECTION 2.1(b) of the Sale and Servicing Agreement shall have been satisfied with respect to the making of such Advance.

                  The giving of any notice pursuant to SECTION 2.03 shall constitute a representation and warranty by the Issuer and the Servicer that all conditions precedent to such Advance have been satisfied.

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.01 COVENANTS. Each of the Issuer and the Servicer severally covenants and agrees that, until the Note and all other obligations of the Issuer under this Agreement have been paid in full and the Term has expired, it will:

                  (a) duly and timely perform all of its respective covenants and obligations under each Basic Document to which it is a party;

                  (b) not except as contemplated by the Indenture, amend, modify, waive or give any approval, consent or permission under, any provision of the Indenture or any other Basic Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Indenture or such other Basic Document, as applicable;

                  (c) at the same time any report, notice or other document is provided or any communication is furnished to the Rating Agencies and/or the Trustee, or caused to be provided or furnished, by the Issuer or the Servicer under the Indenture or any other Basic Document, provide the Note Purchaser with a copy of such report, notice or other document; PROVIDED, HOWEVER, that neither the Servicer nor the Issuer shall have any obligation under this SECTION 7.01(c) to deliver to the Note Purchaser copies of any vehicle identification number listings;

                  (d) at any time and from time to time, following at least 3 Business Days prior notice from the Note Purchaser, and during regular business hours, permit the Note Purchaser or its agents, representatives or permitted assigns, access to the offices of, the Servicer and the Issuer, as applicable,
(i) to examine and make copies of and abstracts from all documentation relating to the Collateral and the Trust Estate, and (ii) to visit the offices and properties of, the Servicer and the Issuer for the purpose of examining such materials described in CLAUSE (i) above, and to discuss matters relating to the Collateral and the Trust Estate, or the administration and performance of the Indenture, the Sale and Servicing Agreement and the other Basic Documents with any of the officers or employees of, the Servicer and/or the Issuer, as applicable, having knowledge of such matters.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         SECTION 8.01 AMENDMENTS. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Servicer, the Issuer or the Note Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by the Servicer, the Issuer and the Note Purchaser. The Issuer will provide the Rating Agencies with prompt written notice of any amendments to this Agreement.

         SECTION 8.02 NO WAIVER; REMEDIES. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.03 BINDING ON SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, the Issuer, the Servicer, the Note Purchaser and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Issuer nor the Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Note Purchaser. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  (b) The Note Purchaser may at any time grant a security interest in and lien on all of its interests under this Agreement, the Note and all Basic Documents to any Person who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, a surety bond or financial guaranty insurance policy for the benefit of the Note Purchaser. The Note Purchaser may assign its Commitment or all of its interest under the Note, this Agreement and the Basic Documents to any Person with the written consent of the Issuer. Notwithstanding the foregoing, it is understood and agreed by the Issuer that the Note may be sold, transferred or pledged without the consent of the Issuer in compliance with, and as provided for under,
SECTION 5.03(g). Notwithstanding any other provisions set forth in this Agreement, the Note Purchaser may at any time create a security interest in all of its rights under this Agreement, the Note and the Basic Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (c) If, on or after the date of this Agreement, the Note Purchaser reasonably determines that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Note Purchaser with any request or directive issued on or after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency, has made or would be likely to make it unlawful for the Note Purchaser to make or maintain the Advances, hold the Note or otherwise to perform the transactions contemplated to be performed by it pursuant to this Agreement and those contemplated to be performed by it pursuant to the Basic Documents to which the Note Purchaser is a party, then (i) the Note Purchaser shall so notify the Issuer; (ii) the obligation of the Note Purchaser to make Advances from time to time as contemplated hereunder shall be suspended; and (iii) the Note Purchaser may assign its rights and obligations hereunder and under the Basic Documents, the Note and its interests therein to any Person reasonably acceptable to the Issuer and the Servicer; provided that a Funding Termination Event shall occur if the Issuer or the Servicer fails to accept the proposed assignee chosen by the Note Purchaser.

         SECTION 8.04 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the Note delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Note and shall continue in full force and effect until all interest and principal on the Note and other amounts owed hereunder have been paid in full and the commitment of the Note Purchaser hereunder has been terminated. In addition, the obligations of the Issuer and the Note Purchaser under SECTIONS 3.03, 3.04, 3.05, 8.05, 8.11, 8.12 and 8.13 shall survive the termination of this Agreement.

         SECTION 8.05 PAYMENT OF COSTS AND EXPENSES; INDEMNIFICATION.

                  (a) PAYMENT OF COSTS AND EXPENSES.

                  (i) The Issuer agrees to pay on demand up to $50,000 of the reasonable expenses of the Note Purchaser (including the reasonable out-of-pocket and legal expenses of the Note Purchaser, if any) in connection with:

                           (A) the negotiation, preparation, execution, delivery
                  and administration of this Agreement and of each other Basic Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Basic Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

                           (B) the consummation of the transactions contemplated
                  by this Agreement and the other Basic Documents.

                  (ii) The Issuer and the Servicer further jointly and severally agree to (A) pay upon demand all reasonable costs and out-of-pocket expenses incurred by the Note Purchaser as a consequence of, or in connection with, the enforcement of this Agreement or any of the other Basic Documents (including, without limitation, all costs and out-of-pocket expenses incident to the performance of any due diligence by RSM McGladrey and fees charged by the Rating Agencies for the rating of the Note) and any stamp, documentary or other taxes which may be payable by the Note Purchaser in connection with the execution or delivery of this Agreement, any Advance hereunder, or the issuance of the Note or any other Basic Documents; and (B) hold and save the Note Purchaser harmless from all liability for any breach by the Issuer of its obligations under this Agreement. The Issuer and Servicer also further jointly and severally agree to reimburse the Note Purchaser upon demand for all reasonable out-of-pocket and legal expenses incurred by the Note Purchaser in connection with the negotiation of any restructuring or "work-out," whether or not consummated, of the Basic Documents.

                  (b) INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Note Purchaser, the Issuer and the Servicer, jointly and severally, hereby indemnify and hold the Note Purchaser and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Note), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to:

                  (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance including, without limitation, any claim, suit or action related to such transaction, which claim is based on a violation of Consumer Laws or any applicable vicarious liability statutes, or the use or operation of any Financed Vehicle by any Person; or

                  (ii) the entering into and performance of this Agreement and any other Basic Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, bad faith or willful misconduct and, with respect to the Servicer, excluding any Indemnified Liabilities that would constitute recourse to the Servicer for loss by reason of the bankruptcy, insolvency (or other credit condition) of, or default by the related Obligor on any Receivable. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and the Servicer hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this SECTION 8.05(b) shall in no event include indemnification for any Taxes (which indemnification is provided in SECTION 3.05). The Issuer shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this section. Upon the written request of the Note Purchaser pursuant to this Section 8.05(b), the Issuer and the Servicer shall promptly reimburse the Note Purchaser for the amount of any such Indemnified Liabilities incurred by the Note Purchaser.

         SECTION 8.06 CHARACTERIZATION AS BASIC DOCUMENT; ENTIRE AGREEMENT. This Agreement shall be deemed to be a Basic Document for all purposes of the Indenture and the other Basic Documents. This Agreement, together with the Indenture, the Sale and Servicing Agreement, the documents delivered pursuant to
SECTION 6.01 and the other Basic Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION 8.07 NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and accompanied by a telephonic confirmation of receipt.

         SECTION 8.08 SEVERABILITY OF PROVISIONS. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         SECTION 8.09 TAX CHARACTERIZATION. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Note will be treated as evidence of indebtedness issued by the Issuer, (b) agrees to treat the Note for all such purposes as indebtedness and
(c) agrees that the provisions of the Basic Documents shall be construed to further these intentions.

         SECTION 8.10 LIMITED RECOURSE. Notwithstanding any other provision contained herein or in any of the other Basic Documents, the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer, payable solely from the Collateral and, following realization thereof, any unsatisfied claims shall be automatically extinguished. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any certificateholder, member, employee, officer, manager, director, affiliate or trustee of the Issuer; PROVIDED, HOWEVER, nothing in this SECTION 8.10 shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence, bad faith or willful misconduct. In addition, each of the parties hereto agree that all fees, expenses and other costs payable hereunder by the Issuer shall be payable only to the extent set forth in SECTION 11.14 of the Indenture and that all other amounts owed to them by the Issuer shall be payable solely from amounts that become available for payment pursuant to the Indenture and the Sale and Servicing Agreement.

         SECTION 8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 8.12 JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, ALL PARTIES HEREUNDER ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

         SECTION 8.13 WAIVER OF JURY TRIAL. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

         SECTION 8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 8.15 ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer or the Trustee on the Note or under this Note Purchase Agreement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer or the Trustee in its individual capacity (other than in connection with their respective obligations under the Basic Documents to which they are a party), (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Trustee, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, or the Trustee or of any successor or assign of the Seller, the Servicer, or the Trustee, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid capital contribution or failure to pay any installment or call owing to such entity.

         SECTION 8.16 WAIVER OF SET-OFF. The obligations of the Issuer and the Servicer hereunder are absolute and unconditional and each of the Issuer and the Servicer expressly waives any and all rights of set-off, abatement, diminution or deduction that the Issuer or the Servicer may otherwise at any time have under applicable law.

         SECTION 8.17 SERVICER REFERENCES. All references to the Servicer herein shall apply to CPS, in its capacity as the initial Servicer, and not to a successor Servicer; provided that Section 7.01 shall apply to a successor Servicer.



                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                               PAGE FUNDING LLC



                               By:___________________________________________
                               Name:_________________________________________
                               Title:________________________________________



                               Address:          16355 Laguna Canyon Road
                                                 Irvine, California  92618
                               Attention:
                               Telephone:
                               Facsimile:



                               CONSUMER PORTFOLIO SERVICES, INC.


                               By:___________________________________________
                               Name:_________________________________________
                               Title:________________________________________



                               Address:          16355 Laguna Canyon Road
                                                 Irvine, California  92618



                               Attention:        Mark Creatura
                               Telephone:        (949) 785-6691
                               Facsimile:        (888) 577-7923

                                 UBS REAL ESTATE SECURITIES INC., AS NOTE
                                 PURCHASER


                                 By:___________________________________________
                                 Name:_________________________________________
                                 Title:________________________________________


                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________



                                 Address:          1285 Avenue of the Americas
                                                   11th Floor
                                                   New York, New York  10019



                                 Attention:        Tamer El-Rayess
                                 Telephone:        (212) 713-2738
                                 Facsimile:        (212) 713-7999